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                                                                     EXHIBIT 3.6

                        Certificate regarding adoption of
                  amendments to Sections 1.02, 1.06, 3.01, 3.05
                 4.02, 4.03, 4.04, 4.05, 4.06, 6.01 and 6.02 of
                         Amended and Restated Bylaws of
                           Abercrombie & Fitch Co. by
                       Board of Directors on May 20, 2004

      The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Abercrombie & Fitch Co. (the "Corporation"); and that the resolutions set forth below were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on May 20, 2004:

      Amendment of Amended and Restated Bylaws to Separate the Roles of President and Chief Executive Officer

      WHEREAS, pursuant to Section 1 of Article FIFTH of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation; and

      WHEREAS, Section 3.01 of the Amended and Restated Bylaws of the Corporation currently provides that the principal officers of the Corporation shall be the chairman of the board (who must be a director), a president (who must be a director), such number of vice-presidents as the Board of Directors may determine, a secretary and a treasurer; and

      WHEREAS, Section 4.02 of the Amended and Restated Bylaws of the Corporation currently provides that the president of the Corporation is to the chief executive officer of the Corporation; and

      WHEREAS, the Compensation Committee has recommended that the roles of the president and the chief executive officer be separated; and

      WHEREAS, the Board of Directors believes it would be in the best interest of the Corporation to amend the Amended and Restated Bylaws of the Corporation to separate the roles of the president and the chief executive officer;

      NOW, THEREFORE, BE IT:

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      RESOLVED, that Section 3.01 of the Amended and Restated Bylaws of the
      Corporation be, and it hereby is, amended by deleting the same in its entirety and substituting therefor the following new Section 3.01:

            Section 3.01. General Provisions. The principal officers of the corporation shall be the chairman of the board (who shall be a director), the chief executive officer (who shall be a director), a president (who shall be a director), such number of vice-presidents as the Board of Directors may from time to time determine, a secretary and a treasurer. Any person may hold any two or more offices and perform the duties thereof, except the offices of president and vice-president or the offices of president and secretary.

      FURTHER RESOLVED, that Sections 4.02, 4.03, 4.04 and 4.05 of the Amended and Restated Bylaws of the Corporation be, and they hereby are, amended by deleting the same in their entirety and substituting therefor the following new Sections 4.02, 4.03, 4.04, 4.05 and 4.06:

            Section 4.02. The Chief Executive Officer. The chief executive officer shall be the principal executive officer of the corporation and shall perform such duties as are conferred upon him by these Bylaws or as may from time to time be assigned to him by the chairman of the board or the Board of Directors. The chief executive officer shall have the same power as the president to sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts and other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary course of the corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president except as otherwise provided by law. The chief executive officer shall, during the absence or disability of the chairman of the board, preside at meetings of the stockholders and of the Board of Directors.

            Section 4.03. The President. The president shall be the principal operating and administrative officer of the

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            corporation. If there is no chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chief executive officer. The president shall perform such duties as are conferred upon him by these Bylaws or as may from time to time be assigned to him by the chairman of the board, the chief executive officer or the Board of Directors. The president may sign, with the secretary, treasurer or other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares in the corporation. The president may also sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the president may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. The president shall, in the absence or disability of each of the chairman of the board and the chief executive officer, preside at meetings of the stockholders and of the Board of Directors.

            Section 4.04. Vice-Presidents. The vice-presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the chairman of the board, the chief executive officer or the president. At the request of the chairman of the board or the chief executive officer, in the absence or disability of the president, the vice-president designated by the chairman of the board or the chief executive officer, as appropriate, shall perform the duties of the president, and when so acting, shall have all of the powers of the president.

            Section 4.05. The Treasurer. The treasurer shall be the custodian of all funds and securities of the corporation. Whenever so directed by the Board of Directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation to be kept for such purpose full and accurate accounts of the corporation's receipts and disbursements.

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            The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the chairman of the board, the chief executive officer or the president.

            Section 4.06. The Secretary. The secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the Board of Directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the chairman of the board, the chief executive officer or the president.

      FURTHER RESOLVED, that Section 1.02 of the Amended and Restated Bylaws of the Corporation be, and it hereby is, amended by deleting the same in its entirety and substituting therefor the following new Section 1.02:

            Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the chairman of the board, the chief executive officer, the president, or in case of the president's death, absence or disability, the vice president, if any, authorized to exercise the authority of the president, or a majority of the Board of Directors acting with or without a meeting; provided, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the certificate of incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

      FURTHER RESOLVED, that Section 1.06 of the Amended and Restated Bylaws of the Corporation be, and it hereby is, amended by deleting the same in its entirety and substituting therefor the following new Section 1.06:

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            Section 1.06. Organization. At each meeting of the stockholders, the chairman of the board, or in his absence or disability, the chief executive officer, or in the absence or disability of the chief executive officer, the president, or, in the absence or disability of the president, any vice-president, or, in the absence of the chairman of the board, the chief executive officer, the president and any vice-president, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman of the meeting; and the secretary of the corporation, or, if the secretary of the corporation not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

      FURTHER RESOLVED, that Section 3.05 of the Amended and Restated Bylaws of the Corporation be, and it hereby is, amended by deleting the same in its entirety and substituting therefor the following Section 3.05:

            Section 3.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairman of the board, the chief executive officer, the president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      FURTHER RESOLVED, that Section 6.01 of the Amended and Restated Bylaws of the Corporation be, and it hereby is, amended by deleting the same in its entirety and substituting therefor the following Section 6.01:

            Section 6.01. Depositories. The chairman of the board, the chief executive officer, the president, the treasurer and any vice-president of the corporation whom the Board of Directors authorizes to designate depositories for the funds of the corporation are each authorized to designate depositories for the funds of the corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the chairman of the board, the chief executive officer, the president, the treasurer or any such

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            vice-president of the corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the corporation setting forth the fact of such designation and of the appointment of the officers of the corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

      FURTHER RESOLVED, that Section 6.02 of the Amended and Restated Bylaws of the Corporation be, and its hereby is, amended by deleting the same in its entirety and substituting therefor the following Section 6.02:

            Section 6.02. Execution of Instruments Generally. In addition to the powers conferred upon the chairman of the board in Section 4.01 of these Bylaws and except as otherwise provided in Section 6.01 of this Article VI or required by law, all contracts and other instruments entered into in the ordinary course of business requiring execution by the corporation may be executed and delivered by the chief executive officer, the president, the treasurer or any vice president and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

      IN WITNESS WHEREOF, the undersigned has signed this Certificate this 8th day of June, 2004.
                                   /s/ John K. Shubitowski
                                   --------------------------------------------
                                   John K. Shubitowski, Secretary of
                                   Abercrombie & Fitch Co.

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